UNIROYAL TECHNOLOGY CORPORATION

                                  EXHIBIT 21.1

                 Subsidiaries of Uniroyal Technology Corporation

         The following table sets forth, with respect to each subsidiary of the Company, the state of organization and the percentage of voting securities currently owned by the Company:

                                                               Percentage of Voting Securities Directly or
Subsidiary Name                     State of Organization             Indirectly Owned by the Company
---------------                     ---------------------      -------------------------------------------
Uniroyal HPP Holdings, Inc.               Delaware                                 100%
High Performance Plastics, Inc.           Delaware                                  (a)
ViPlex Corporation                         Florida                                  (b)
Uniroyal Optoelectronics, Inc.            Delaware                                 100%
Uniroyal Optoelectronics, LLC             Delaware                                  (c)
ULC Corp.                                 Delaware                                 100%

(a) A wholly-owned subsidiary of Uniroyal HPP Holdings, Inc.

(b) A wholly-owned subsidiary of High Performance Plastics, Inc.

(c) A  joint  venture  with  Emcore   Corporation   whereby   Uniroyal
      Optoelectronics, Inc. is a 51% owner.